SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – September 11, 2009 (September 8, 2009)

BLACK NICKEL ACQUISITION CORP. III
(Exact name of registrant as specified in its charter)

Delaware	000-51722	83-0432183
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification No.)

300 Colonial Center Parkway, Suite 260, Roswell, Georgia  30076

(Address of principal executive offices) (Zip Code)

(678) 353-2190
Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01:	CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)  On September 8, 2009, the Board of Directors of the Registrant dismissed Raich Ende Malter & Co LLP ("Raich"), its independent registered public accounting firm.  On the same date, September 8, 2009, the independent registered public accounting firm of Seale and Beers, CPAs was engaged by our Board of Directors as our new independent registered public accountants.  None of the reports of Raich on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that our audited financial statements contained it our Form 10-K for the fiscal year ended December 31, 2007 contained a going concern qualification in our audited financial statements.

During the registrant's two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with Raich, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Raich's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

We have requested that Raich furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  Raich's letter is attached as Exhibit 16.

(b)  On September 8, 2009, the registrant engaged Seale and Beers, CPAs as its independent accountant.  We have not, during the two most recent fiscal years and the interim periods preceding the engagement, consulted Seale and Beers, CPAs regarding any of the matters set forth in Item 304(a)(2) of Regulation S-K.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial statements of business acquired - not applicable.
(b)           Pro forma financial information - not applicable.
(c)           Shell company transactions - not applicable.
(d)           Exhibits

Exhibit No.	Description

16	Letter re change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK NICKEL ACQUISITION CORP. III

By:	/s/ Jules B. Prag, IV
Jules B. Prag, IV, Chief Executive Officer

Date:   September 11, 2009